UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luc Mongeau as Chief Executive Officer

On November 26, 2024, the board of directors (the “Board”) of Canopy Growth Corporation (the “Company”) appointed Luc Mongeau, a current member of the Board, to serve as Chief Executive Officer (“CEO”) of the Company (the “Appointment”), effective January 6, 2025 (the “Start Date”). Mr. Mongeau recused himself from the proceedings relating to his appointment. In connection with the Appointment, the Board has also removed Mr. Mongeau as a member of the CGCN Committee and appointed Willy Kruh, an independent director, to the CGCN Committee, effective immediately. Mr. Mongeau will remain a member of the Board.

As previously disclosed, on August 15, 2024, the Company entered into a Mutual Separation Agreement (the “Separation Agreement”) with David Klein, the Company’s current CEO, pursuant to which Mr. Klein will remain as CEO until the earlier of: (i) March 31, 2025, or (ii) the date that a new CEO commences employment. Mr. Klein will continue in his role as CEO and a member of the Board until the Start Date, at which time Mr. Klein will step down from the Board and will serve as Special Advisor to the Board until August 31, 2025. Mr. Klein’s stepping down from the Board will result in a vacancy on the Board, for which the Company is actively seeking candidates.

Mr. Mongeau, 58, served as a Board observer from early 2023 until he became a member of the Board in February 2024. Mr. Mongeau is a seasoned executive with over 25 years of experience spearheading multi-billion-dollar consumer goods companies throughout North America, including Weston Foods, Mars, and Mars Petcare. Since September 2022, Mr. Mongeau has been the CEO of eSolutions Furniture Inc. and was previously the President of Weston Foods Inc. from September 2017 to March 2022. Mr. Mongeau holds a Bachelor of Science from the Université de Sherbrooke and an MBA from the Ivey School of Business at Western University. He has also completed executive education at Harvard Business School.

There are no arrangements or understandings between Mr. Mongeau and any other person pursuant to which he was selected as Chief Executive Officer. Mr. Mongeau does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Mr. Mongeau and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Luc Mongeau

In connection with the Appointment, on November 26, 2024, the Company and Mr. Mongeau entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, as CEO, Mr. Mongeau will report to the Board and is entitled to a base salary of CAD$975,000 per year.

Mr. Mongeau is also eligible for a short-term annual incentive performance bonus of 100% of his base salary (the “Target Amount”), with a payout range of up to two times the Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the Board.

Mr. Mongeau is also entitled to participate in the Company’s Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”). Pursuant to the Employment Agreement, Mr. Mongeau is eligible to receive, at least once every fiscal year, a long-term award grant equal to 300% of base salary, which may be comprised of stock options (“Options”) and restricted stock units (“RSUs”), and/or any other form of equity authorized by the Incentive Plan.

In connection with the Appointment and pursuant to the Employment Agreement, Mr. Mongeau will be provided with a one-time equity award grant (the “Equity Award”) in the form of 50,000 RSUs and Options to purchase 225,000 common shares of the Company. The Equity Award will be granted on the earliest permitted date following the Start Date, will have a three-year term and will vest in three equal installments on the first, second and third anniversaries of the grant date.

The Company may terminate the Employment Agreement at any time for reasons other than just cause or willful misconduct by providing (a) the greater of (i) 18 months’ notice or payment of base salary (plus applicable vacation pay calculated based on maximum ESA (as defined below) vacation pay entitlement) in lieu of such notice and (ii) the minimum amount of notice or pay in lieu of notice together with any applicable statutory severance (together with applicable vacation pay) in accordance with and limited to the provisions of the Employment Standards Act, 2000 (Ontario) (the “ESA”); (b) 1.5 times the average actual amounts paid as a short-term annual incentive performance bonus during the prior two years; (c) the continuation of benefits for a period of two years from the date of termination; and (d) any statutory severance pay that may be required pursuant to the ESA. As a condition to receiving any payments which exceed the statutory entitlements upon termination without cause, Mr. Mongeau will be required to, among other things, execute a release in favor of the Company. The Company may also terminate Mr. Mongeau’s employment with cause, without notice or severance, in accordance with and limited to the provisions of the ESA.

The Employment Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

Item 7.01	Regulation FD Disclosure.

On November 26, 2024, the Company issued a press release titled “Canopy Growth Announces Mr. Luc Mongeau as the Company’s Next CEO”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of November 26, 2024, between Canopy Growth Corporation and Luc Mongeau.
99.1	Press Release, dated November 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: November 26, 2024